EXHIBIT 99.1

Company Contact:
TeleCommunication Systems, Inc.
Meredith Allen
410-295-1865
MAllen@telecomsys.com

Media Contact:
Welz & Weisel Communications
Evan Weisel
703-218-3555
evan@w2comm.com

Investor Relations:
Liolios Group, Inc.
Scott Liolios
949-574-3860
info@liolios.com

TeleCommunication Systems Acquires Sidereal Solutions

ANNAPOLIS, MD – November 16, 2009– TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS), a leading provider of mission-critical wireless communications, today announced the acquisition of substantially all of the assets of privately-held Sidereal Solutions, Inc. (Sidereal), a satellite communications technology engineering, operations and maintenance support services company. Consideration for the purchase was cash, approximately 244,000 shares of TCS Class A common stock, and contingent consideration based on the business’s gross profit in 2010 and 2011.

Sidereal Solutions has been a business partner of TCS’s government solutions group since 2007, providing field service support for satellite communications and network engineering, technical writing and training, and other information technology services in support of TCS’s Swiftlink® line of deployable systems. Based in the Metro Atlanta area, Sidereal’s more than forty professionals comprise personnel from all four U.S. Military service components with expertise in the logistics support of military operations for tactical communications, supporting multiple system designs in addition to Swiftlinks®.

Post-acquisition operations will be reported as part of the TCS government segment’s services category. Sidereal has grown rapidly, with an expected fourth quarter annualized revenue run rate of about $6 million per quarter, and expected EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) of about 17% of revenue. The acquisition is expected to be immediately accretive to TSYS earnings per share.

About TeleCommunication Systems, Inc.

TeleCommunication Systems, Inc. (TCS) (NASDAQ: TSYS) engineers and delivers highly reliable wireless communications technology. TCS is a leader in wireless text messaging and location-based technology, including E9-1-1 services and commercial applications like navigation that use the precise location of a wireless device, and secure satellite-based communications systems and services. Customers include leading wireless and VoIP carriers around the world, cable MSOs, automotive telematics vendors, and agencies of the U.S. Departments of Defense, State, and Homeland Security. TCS is one of six primary vendors on a $5 billion Army Worldwide Satellite Systems Contract vehicle. For more information, visit www.telecomsys.com.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS’ current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated, including those risk factors included in our filings with the Securities and Exchange Commission such as in our Annual Report of Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009. The words, “believe,” “expect,” “intend,” “anticipate,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to statements that (a) the fourth quarter annualized revenue run rate is expected to be about $6 million per quarter (b) EBITDA (Earnings Before Interest, Taxes Depreciation and Amortization) is expected to be about 17 % of revenue, and (c) the acquisition is expected to be immediately accretive.

Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.